Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2016, with respect to the December 31, 2015, financial statement included in the Annual Report of the Anheuser-Busch 401(k) Savings and Retirement Plan on Form 11-K for the year ended December 31, 2016. We consent to the incorporation by reference of said report in the Registration Statement of Anheuser-Busch on Form S-8 (File No. 333-165566).

/s/ Grant Thornton LLP

Chicago, Illinois

June 19, 2017